UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2006

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective July 26, 2006, the Company’s Board of Directors appointed Eric A. Simonsen as the Company’s interim Chief Financial Officer. Mr. Simonsen, 60, is a managing director of ApixPartners LLC whom he joined in 2002. Prior to joining ApixPartners, from 2001 to 2002 Mr. Simonsen was an Executive Vice President of Metropolitan Life Insurance and from 1991 to 2001 he was the Chief Financial Officer and Chief of Operations of Allmerica Financial Corporation.

(d) On July 21, 2006, John R. Woodard, a director of the Company designated by Vestar Capital Partners (Vestar), resigned his position as a director of the Company to take on additional responsibilities at Vestar. Mr. Woodard was replaced by Norm W. Alpert who previously was Vestar’s designated Director of the Company from February 2004 until February 2006. Pursuant to the Stockholders Agreement dated February 27, 2004 by and among the Company, Solo Cup Investment Corporation, Vestar and other parties (see exhibit 10.18 to the Company’s Registration Statement on Form S-4, File No. 333-116843), Vestar may designate two directors of the Company. In addition to Mr. Alpert, Vestar’s other designated director is Daniel S. O’Connell. Pursuant to the Management Agreement dated February 27, 2004 by and among the Company, Solo Cup Investment Corporation and Vestar (see exhibit 10.16 to the Company’s Registration Statement on Form S-4, File No. 333-116843), the Company pays Vestar an $800,000 annual advisory fee, plus reimbursement of its expenses. The total fees and expenses paid by the Company to Vestar for the Company’s fiscal year ended January 1, 2006 was $862,857.

A copy of the press release announcing these events is attached hereto as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1:	Press Release dated July 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

	By:	/s/ Robert M. Korzenski
Robert M. Korzenski
President and Chief Operating Officer
Date: July 27, 2006

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